UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

AfterMaster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State or other jurisdictionof incorporation)	(Commission FileNumber)	(IRS Employer IdentificationNumber)

6671 Sunset Blvd., Suite 1520 Hollywood, California	90028
(Address of principal executive offices)	(zip code)

(310) 657-4886

 (Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 9, 2016, AfterMaster, Inc. (the “Company”) entered into a Consulting and License Agreement (the “Agreement”) with ICON Health & Fitness, Inc. (“ICON”), pursuant to which the Company would act as audio technology development consultant to develop an Aftermaster based sound module for use or integration with ICON’s exercise equipment and provide audio tuning services to provide improved sound quality for ICON’s audio enabled equipment, and pursuant to which ICON would pay the Company a per module fee and receive a license from the Company to use or sell the modules and use the software relating to each module.

ICON Health and Fitness, Inc. is the world’s largest manufacturer and marketer of home fitness equipment. ICON manufactures treadmills, elliptical trainers, stationary bicycles, weight machines and benches, and yoga and Pilates equipment. ICON has a wide range of brands, products and technologies, and sells home fitness and health club equipment under the following brands: NordicTrack®, ProForm®, Weider®, Gold's Gym® Home Fitness and FreeMotion®. Their fitness technology brand, including WiFi-enabled fitness equipment and fitness wearables, is iFit®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2016	AFTERMASTER, INC.

	By:	/s/ Larry Ryckman
Name: Larry Ryckman
Title: President and Chief Executive Officer

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